Exhibit 3.11

IRISH HILLS CORPORATION

Action By Sole Shareholder

Without A Meeting

Cedar Point, Inc., an Ohio corporation, the sole shareholder of Irish Hills Corporation, a Michigan corporation, acting in writing and without a meeting pursuant to Section 407(3) of the Business Corporation Act of the State of Michigan hereby adopts the following resolutions:

RESOLVED, that Article I of the Articles of Incorporation be amended to read as follows:

“The name of the Corporation shall be CEDAR POINT OF MICHIGAN, INC.”

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to file an appropriate certificate of amendment to the Articles of Incorporation with the appropriate governmental agency of the State of Michigan to effectuate the foregoing amendment.

The foregoing action is effective this 11th day of April, 1975.

CEDAR POINT, INC.

By	/s/ Carl C. Tucker
Carl C. Tucker, Secretary

BY-LAWS

OF

IRISH HILLS CORPORATION

ARTICLE I

OFFICES

Section 1.    The registered office shall be in Detroit, Michigan.

Section 2.    The Corporation may also have offices at such other places both within and without the State of Michigan as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1.    All meetings of shareholders for the election of Directors shall be held at such place within or without the State of Michigan as may be fixed from time to time by the Board of Directors.

Section 2.    Annual meetings of shareholders, commencing with the year 1975, shall be held on the last Friday in June, if not a legal holiday, and if a legal holiday, then on the next secular day following, at such hour as may be stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.    Written notice of the time, place and purposes of a meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1.    Special meetings of shareholders for any purpose other than the election of Directors may be held at such time and place within or without the State of Michigan as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.    Special meetings of shareholders may be called at any time, for any purpose or purposes, by the Board of Directors or by such other persons as may be authorized by law.

Section 3.    Written notice of the time, place and purposes of a special meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

Section 4.    The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1.    The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

Section 2.    If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the Articles of Incorporation.

Section 3.    Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

Section 4.    Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

ARTICLE V

DIRECTORS

Section 1.    The number of Directors shall not be less than three nor more than fifteen. Directors need not be residents of the State of Michigan nor shareholders of the Corporation. Within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the shareholders at the annual meeting. The Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and shall hold office for the terms for which they are elected and until their successors are elected and qualified.

Section 2.    Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A directorship to be filled because of an increase in the number of Directors or to fill a vacancy may be filled by the Board for a term of office continuing only until the next election of Directors by the shareholders.

Section 3.    The business affairs of the Corporation shall be managed by its Board except as otherwise provided by statute or in the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

Section 4.    The Directors may keep the books of the Corporation, outside of the State of Michigan, at such place or places as they may from time to time determine.

Section 5.    The Board of Directors, by the affirmative vote of a majority of the Directors in office, and irrespective of any personal interest of any of them, may establish reasonable compensation of Directors for services to the Corporation as Directors or officers.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.    Regular or special meetings of the Board of Directors may be held either within or without the State of Michigan.

Section 2.    The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the Directors.

Section 3.    Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

Section 4.    Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President or by the Secretary on three days’ notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the Secretary in like manner and on like notice on the written request of two Directors.

Section 5.    Attendance of a Director at a meeting constitutes a waiver of notice of the meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, a regular or special meeting need be specified in the notice or waiver of notice of the meeting.

Section 6.    A majority of the members of the Board then in office constitutes a quorum for transaction of business. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board unless the vote of a larger number is required by statute, the Articles or these By-laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.    Unless otherwise provided by the Articles of Incorporation, action required or permitted to be taken pursuant to authorization voted at a meeting of the Board may be taken without a meeting if, before or after the action, all members of the Board consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board. The consent has the same effect as a vote of the Board for all purposes.

ARTICLE VII

COMMITTEES

Section 1.    The Board may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such an absent or disqualified member. A committee, and each member thereof, shall serve at the pleasure of the Board. A committee, to the extent provided in the resolution of the Board or in the By-laws, may exercise all powers and authority of the Board in the management of the business and affairs of the Corporation subject to any limitations by statute or in the Articles of Incorporation.

ARTICLE VIII

NOTICES

Section 1.    When a notice or communication is required or permitted to be given by mail, it shall be mailed, except as otherwise provided in this Article, to the person to whom it is directed at the address designated by him for that purpose or, if none is designated, at his last known address. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service. The mailing shall be registered, certified or other first class mail except where otherwise provided by statute.

Section 2.    When, under statutory requirements or the Articles of Incorporation or these By-laws or by the terms of an agreement or instrument, a corporation or the Board or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a shareholder, by his attorney-in-fact, submits a signed waiver of such requirements.

ARTICLE IX

OFFICERS

Section 1.    The Corporation may have a Chairman of the Board and shall have a President, a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.

Section 2.    The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors regardless of whether such authority and duties are customarily incident to such office.

Section 3.    An officer shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his resignation or removal. Any officer may be removed by the Board with or without cause.

ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OTHERS

Section 1.    (a)    The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action, suit or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

(b)    The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The Corporation shall also indemnify any such person against amounts paid in settlement of such action, suit or proceeding up to the amount that would reasonably have been expended in his defense (determined in the manner provided for in subsection (d)) if such action, suit or proceeding had been prosecuted to a conclusion. However, indemnification under this subsection shall be made only if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court or body in or before which such action, suit or proceeding was finally determined, or any court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or other amounts paid as such court shall deem proper.

(c)    Without limiting the right of any Director, officer or employee of the Corporation to indemnification under any other subsection hereof, if such person has been substantially and finally successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)    Except in a situation governed by subsection (c), any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who are not or were not parties to or threatened with such action, suit or proceeding, or any other action, suit or proceeding arising from the same or similar operative facts, or (2) if such a quorum is not obtainable, or even if obtainable, if a majority of such quorum of disinterested Directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) if there be no disinterested Directors, or if a majority of the disinterested Directors, whether or not a quorum, so directs, by vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of Directors, without reference to default or contingency which would permit the holders of one or more classes of shares to vote for the election of one or more Directors.

(e)    Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the Director, officer or employee to repay such expenses unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

(f)    The indemnification provided by this Article shall not be deemed exclusive of or in any way to limit any other rights to which any person indemnified may be or may become entitled as a matter of law, by the Articles, Regulations, agreements, insurance, vote of shareholders or otherwise, with respect to action in his official capacity and with respect to action in another capacity while holding such office and shall continue as to a person who has ceased to be a Director, officer, or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)    Subsections (a) through (f) of this Article shall apply to such agents of the Corporation as are designated at any time by the Board of Directors.

(h)    If any part of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

Section 2.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or designated agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or designated agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of Chapter 1701 of the Ohio Revised Code.

ARTICLE XI

LOST SHARE CERTIFICATES

Section 1.    The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged lost, stolen or destroyed certificate or the issuance of such a new certificate.

FIXING OF RECORD DATE

Section 2.    For the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment or a right, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than sixty nor less than ten days before the date of the meeting and not more than sixty days before any other action. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

SEAL

Section 3.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Michigan”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

AMENDMENTS

These By-laws may be amended or repealed or new By-laws may be adopted by the shareholders or Board of Directors except as may be provided in the Articles of Incorporation. The shareholders may prescribe in these By-laws that any By-law made by them shall not be altered or repealed by the Board of Directors. Amendment of the By-laws by the Board requires a vote of not less than a majority of the members of the Board then in office.